EXHIBIT 99.1

PEDEVCO Corp.

Unaudited Pro Forma Condensed Combined Financial Information

On October 31, 2025 (the “Closing Date”), PEDEVCO Corp., a Texas corporation (the “Company” or “PEDEVCO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, “North Peak”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited company (“North Peak Holdings”).

Pursuant to the Merger Agreement, at the effective time, (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO (clauses (a) and (b), together, the “Mergers”). North Peak owns substantial oil-weighted producing assets and leasehold interests with future drilling inventory located in the Northern DJ and Powder River Basins including approximately 281,000 net acres (“North Peak Merger”). The North Peak Merger closed on October 31, 2025.

Concurrently with the Closing Date of the North Peak Merger, certain investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock (the “PIPE Preferred Shares”), at a price per share equal to $5.50 per share ($11.00 per share on a post-reverse stock split basis), for proceeds of $35.0 million, pursuant to these investors entering into Series A Convertible Preferred Stock Subscription Agreements in favor of PEDEVCO. The PIPE Preferred Shares converted into 3,181,818 shares of Company common stock on February 27, 2026.

Based on estimates as of October 31, 2025, the fair value of consideration paid to the seller, after closing adjustments, is approximately $179.9 million, including 10,650,000 of Series A Convertible Preferred Stock, with a fair value of $64.2 million, along with $115.7 million in cash paid to settle North Peak’s debt, a portion of which was funded by the net proceeds received from the PIPE Preferred Shares with the remainder funded by PEDEVCO’s revolving credit facility. Additionally, as part of the North Peak Merger, PEDEVCO acquired all assets and liabilities of North Peak.

The North Peak Merger was accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). PEDEVCO was treated as the accounting acquirer and therefore recognized the assets acquired and liabilities assumed at their respective fair values as of the closing date. Any transaction costs were expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial information presented herein has been prepared to reflect the transaction accounting adjustments to PEDEVCO’s historical consolidated financial information in order to account for the North Peak Merger.

The North Peak Merger is included in the Company’s consolidated balance sheet as of December 31, 2025, as reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet is not presented. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025, gives effect to the North Peak Merger as if it had been completed on January 1, 2025. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PEDEVCO. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of PEDEVCO would have been had the North Peak Merger occurred on the date noted above, nor are they necessarily indicative of future consolidated results of operations. Future results may vary significantly from the results reflected because of various factors. In PEDEVCO’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the North Peak Merger and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of PEDEVCO contained in PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026; and

•	The unaudited combined financial statements and accompanying notes of North Peak as of September 30, 2025 and for the nine months ended September 30, 2025, which are included as Exhibit 99.2 to the Current Report on Form 8-K/A filed by PEDEVCO with the SEC on January 9, 2026.

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PEDEVCO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(amounts in thousands, except for share and per share amounts)

	Historical		Transaction Accounting Adjustments
	PEDEVCO For the Year Ended December 31, 2025	North Peak For the Nine Months Ended September 30, 2025	Conforming and Reclassifications		North Peak Merger		Pro Forma Combined
Revenue:
Oil and gas sales	$45,751	$—	$78,744	(a)	$7,717	(b)	$132,212
Crude oil, natural gas and NGL sales, net	—	78,744	(78,744)	(a)	—		—
Gain (loss) on derivatives, net	—	7,898			(5,984)	(b)	—
					(1,914)	(a)
Operating expenses:
Lease operating costs	19,120	—	30,647	(a)	1,021	(b)	61,146
			162	(a)
			10,196	(a)
Lease operating and workover expenses	—	30,647	(30,647)	(a)	—		—
Exploration expense	—	162	(162)	(a)	—		—
Production and ad valorem taxes	—	10,196	(10,196)	(a)	—		—
Selling, general and administrative expense	16,788	—	4,786	(a)	3,386	(b)	28,924
			3,964	(a)
General and administrative	—	4,786	(4,786)	(a)	—		—
Impairment of oil and gas properties	908	—	—		—		908
Depletion, depreciation and amortization	—	36,256	—		(37,745)	(c)	—
					1,489	(b)
Accretion	—	209	—		(212)	(c)	—
					3	(b)
Affiliate expense	—	3,964	(3,964)	(a)	—		—
Depreciation, depletion, amortization and accretion	18,009	—	—		14,411	(c)	32,550
					130	(f)
Total operating expenses	54,825	86,220	—		(17,517)		123,528

Gain (loss) on sale of oil and gas properties	2,597	—	(1,686)	(a)	—		911
Note receivable – credit loss	(1,378)	—	—		—		(1,378)

Operating income (loss)	(7,855)	422	(1,686)		17,336		8,217

Other income (expense), net:
Interest income	274	—	—		—		274
Interest expense	(1,407)	(13,678)	—		9,266	(d)	(6,729)
					(910)	(b)
Loss on the sale of assets	—	(1,686)	1,686	(a)	—		—
Net gain on derivative contracts	6,253	—	—		1,914	(a)	8,167
Other income	428	1,910	—		(1,560)	(b)	778
Total other income (expense)	5,548	(13,454)	1,686		8,710		2,490
Income (loss) before income taxes	(2,307)	(13,032)	—		26,046		10,707
Income tax expense	(8,055)	—	—		(2,733)	(e)	(10,788)
Net income (loss)	$(10,362)	$(13,032)	$—		$23,313		$(81)

Loss per common share:
Basic	$(2.25)				$2.23	(h)	$(0.02)
Diluted	$(2.25)				$2.23	(h)	$(0.02)

Weighted average number of common shares outstanding:
Basic	4,615,058				—	(g)	4,615,058
Diluted	4,615,058				—	(g)	4,615,058

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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PEDEVCO Corp.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information were prepared based on the historical consolidated financial statements of PEDEVCO and the historical combined financial statements of North Peak. The North Peak Merger has been accounted for as a business combination in accordance with ASC 805. PEDEVCO recognized the assets acquired and liabilities assumed at their respective fair values as of the closing date. Any transaction costs were expensed as incurred in accordance with ASC 805.

The North Peak Merger is included in the Company’s consolidated balance sheet as of December 31, 2025, as reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet is not presented. The Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025 gives effect to the North Peak Merger as if it had been completed on January 1, 2025. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of PEDEVCO would have been had the North Peak Merger occurred on the date noted above, nor is it indicative of future consolidated results of operations. Future results may vary significantly from the results reflected in the unaudited condensed combined pro forma statement of operations. In PEDEVCO’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2. Consideration and Purchase Price Allocation

The allocation of the total purchase price was based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of October 31, 2025 using available information and market data. Determining the fair value of the acquired assets and assumed liabilities required significant judgment and the use of various assumptions, the most significant of which related to the valuation of NPOG’s and COG’s oil and gas properties.

The fair value measurements of assets acquired and liabilities assumed were based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation. The fair value per share of Series A Convertible Preferred Stock of PEDEVCO was estimated based upon the fair value of the common stock of PEDEVCO. The fair value for the Series A Convertible Preferred Stock was based upon the October 31, 2025 closing price of $0.603 per common share multiplied by the conversion ratio of 10-to-1.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

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The consideration transferred and the fair value of assets acquired and liabilities assumed by PEDEVCO are as follows (in thousands, except for per share amounts):

Consideration:
Series A Convertible Preferred Stock of PEDEVCO	10,650
Fair value per share of Series A Convertible Preferred Stock of PEDEVCO	$6.03
Total stock consideration	64,220

Cash paid to settle North Peak debt contemporaneously with close	115,646

Total consideration	$179,866

Fair value of assets acquired:
Cash and cash equivalents	$24
Accounts receivable – oil and gas	12,806
Commodity derivative asset, current	5,264
Prepaid expenses and other current assets	591
Oil and gas properties, subject to amortization, net	191,700
Oil and gas properties, not subject to amortization, net	11,266
Commodity derivative asset, noncurrent	1,584
Other long-term assets	2,177
Amount attributable to assets acquired	$225,412

Fair value of liabilities assumed:
Accounts payable and accrued expenses	$41,719
Asset retirement obligations, current	488
Asset retirement obligations, long-term	1,096
Other long-term liabilities	2,243
Amount attributable to liabilities assumed	$45,546

Total identifiable net assets acquired	$179,866

3. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PEDEVCO. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that PEDEVCO believes provide a reasonable basis for presenting the significant effects of the North Peak Merger. General descriptions of the pro forma adjustments are provided below.

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Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025:

(a)	Adjustments to conform North Peak revenues and expenses to the presentation by PEDEVCO.

(b)	Adjustment to include revenues and expenses of North Peak for the month of October 2025.

(c)

Adjustment represents the removal of depreciation, depletion, and amortization expense and accretion expense of North Peak and the resulting change in basis of oil and gas properties acquired as a result of the North Peak Merger. The depletion expense adjustment was calculated using the unit-of-production method under the successful efforts method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(d)

Adjustment to reflect the estimated interest expense in the period with respect to borrowings by PEDEVCO to effectuate the North Peak Merger. The interest rate utilized as of December 31, 2025 was approximately 7.3% per annum for incremental borrowings of PEDEVCO. A one-eighth point change in interest rates as of December 31, 2025 would change interest expense by $0.1 million for the year ended December 31, 2025.

(e)

Adjustment to reflect estimated income taxes associated with the North Peak Merger. Income taxes were estimated by applying the statutory rate of 21.0% to pre-tax income of the operations of North Peak and to the transaction accounting adjustments. The actual future effective tax rate could be significantly different from the statutory tax rate due to many factors, such as future results and future tax attributes.

(f)

Adjustment represents accretion expense from new asset retirement obligations recognized as a result of the North Peak Merger. The accretion adjustment was estimated using assumptions consistent with those of PEDEVCO, including a credit-adjusted risk-free rate of 11.0%, an inflation rate of 2.6%, a 33 year well life and a reclamation cost of $0.1 million per well.

(g)

Concurrently with the Closing Date of the North Peak Merger, certain investors subscribed for and purchased an aggregate of 6,363,637 PIPE Preferred Shares at a price per share equal to $5.50 per share ($11.00 per share on a post-reverse stock split basis), for net proceeds of $35.0 million, pursuant to these investors entering into Series A Convertible Preferred Stock Subscription Agreements in favor of PEDEVCO. The PIPE Preferred Shares converted into 3,181,818 shares of Company common stock on February 27, 2026. These potentially dilutive securities were excluded from the computation of diluted net loss per share because their inclusion would have been anti-dilutive.

(h)	The following table reconciles historical and pro forma basic and diluted loss per share for the period indicated (in thousands, except for share and per share amounts):

	For the Year Ended December 31, 2025
	Historical	Pro Forma
Numerator:
Net loss	$(10,362)	$(81)

Denominator:
Weighted average common shares — basic	4,615,058	4,615,058

Dilutive effect of common stock equivalents:
Options	—	—
Convertible Series A Preferred Stock	—	—
PIPE Preferred Shares	—	—

Denominator:
Weighted average common shares — diluted	4,615,058	4,615,058

Loss per share — basic	$(2.25)	$(0.02)
Loss per share — diluted	$(2.25)	$(0.02)

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